
intellisense

McGinley Orthopedics

234 E. 1st St. Suite 242
Casper, Wyoming 82601
(307) 315-6419
www.mcginleyorthopedics.com



Joseph C. McGinley, MD, PhD
Founder | CEO
mcginley@mcginleyinnovations.com


Today
I Will Make a Difference

- Incidence of fractures – 12-15M per year in the US
- Over age 50 – 40% women, 13% men (hip, spine, wrist)
- Wrist fractures - Most common upper extremity fracture


LEVER ACTION
PLATE SYSTEM
McGINLEY
ORTHOPEDICS
ENGINEERING MEDICAL PROGRESS
intellisense

"McGinley Orthopedics aims to lead medical innovation with new technologies that protect patients, improve outcomes and reduce costs."

Safety **Innovation** **Cost Effective**

Problem


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mA

Common Problem – Orthopedic Power Tools

- Surgical drilling - manual, operator dependent
- Screw sizing – manual, limited visualization, inaccurate
- Negative results:
  - Inaccurate depth measurement
  - Plunging and injury
  - Inefficient operating room use
  - Prolonged anesthesia time
  - Excess radiation exposure
- Published data:
  - Misplaced screws: 20%
  - Neurologic complications: 2.3%
  - Hardware revision: 234K per year



Solution – Augmented Surgery and Innovation







Products – FDA Cleared

- **IntelliSense Drill Technology®** – HandHeld robotic solution with integrated sensor technology, point of contact sensing, instantaneous screw sizing
  - Auto stop for safety, depth measurement for screw sizing
  - Decrease OR time and reduce costs
  - Decreased radiation use, reduce repeat surgeries
- **Lever Action Plate System®** – Only patented distal radius plate with three-dimensional treatment of wrist fractures
  - Potential for near perfect fracture alignment every time
  - Improve fracture stability and healing
  - Ease of use with universal application



Products - Development

- Cannulated drill bits
- Pin Pilot – placing pins and k-wires
- IntelliSense Spine – sense inner bone surface of spine
- IntelliSense Saw and Burr – cutting and shaving bone
- Integrated navigation – combine point of contact physical sensing and anatomic recognition
- Supply management –disposable supplies, integrate smart contracts
- Artificial intelligence –IntelliSense with embedded AI and blockchain to communicate systems locally and globally



Founders & Management Team



Joseph C. McGinley, MD, PhD

Founder | CEO



Scott Kozin, MD

Founder



Scott Porter, MEd

Founder



Richard C. McGinity, DBA

Chief Financial Officer



Ben Warren

Vice President of Manufacturing

Board of Advisors



Joseph C. McGinley, MD, PhD
Founder | CEO | Chairman
McGinley Orthopedics



Alejandro Badia, MD, FACS
Orthopedic Surgeon | Business Owner



Daniel R. Fischel, JD
Consultant | Professor of Business and Law



Richard C. McGinity, DBA
Chief Financial Officer
McGinley Orthopedics



Kyle True, PE
Petroleum Engineer | Business Owner



Jivan S. Achreja, BS
Consultant | Entrepreneur



Lynne A. Ewell
Electrical Engineer | Business Owner



John N. Kastanis, MBA, FACHE
Health Care Consultant



Michael J. Milne, MD, MBA
Orthopedic Surgeon | Business Owner

Vertically Integrated Team

- Engineering – mechanical, electrical and software engineering
- Quality systems – ISO certified; FDA registered
- Finance - audited financials, investment, purchasing
- Manufacturing – prototyping, final production, ISO 13485 and AS9100D
- Sales – regional managers, distributers, medical education


McGinley Orthopaedic Innovations



Corporate Milestones

- Over 137 issued/pending patents
- IntelliSense Drill FDA clearance – Feb 2015
- Acquired manufacturing facility – April 2015
- Lever Action Plates FDA clearance – June 2020
- Federal supply chain listed
- National sales team divided into strategic regions
- ISO 13485, AS9100D; FDA registered
- Peer reviewed publications – (UPMC, USC, NYU)



THE INNOVATORS

Innovation isn't reserved for the major metros. Here's how they do it in Wyoming

UNIVERSITY OF WYOMING
LAURIE NICHOLS, PRESIDENT

As Wyoming's only four-year university, UW has always had a huge role and responsibility in the state's economic development, from educating generations of workers, to creating the knowledge that helps its companies grow.

With both those factors in mind, the university has set out to make its College of Engineering and Applied Science a national leader in instruction and research, bolstered by a new $100-million Energy Education and Research Building, and the construction of a $53.5-million research facility that will, among other projects, explore how to maximize recovery from unconventional oil and gas reservoirs.

"The High Bay Research Facility is starting to look at whole new ways of understanding how gas and oil flow in the ground," says UW president Dr. Laurie Nichols. "The technology and equipment in this building is just amazing, and it will be able to do nanoresearch that quite honestly is not being done anywhere else in the world right now."

GREEN HOUSE DATA
SHAWN MILLS, CEO

One of the most exciting developments in the Wyoming economy over the last decade or so has been its emergence as a data center destination, drawing investment from both outside the state and through homegrown companies such as Green House Data.

Founded in 2007 and beginning with a single location in Cheyenne, the company has expanded to a further four sites on the west coast and another two on the east coast, where it has continued in its commitment to using 100-percent renewable energy (where it is aided by Wyoming having some of the best wind power resources in the country), high-touch customer service and transparency.

"We want to be known for shaping our customers' future IT strategy, and ultimately delivering that out through one of our facilities around the country," says co-founder and CEO Shawn Mills. "My favorite thing for a customer to say to me is, 'We don't have to think about our IT anymore.'"

"I'D LIKE OUR COMPANY TO BE KNOWN AS THE MOST INNOVATIVE MEDICAL DEVICE COMPANY IN THE INDUSTRY"
Dr. Joseph McGinley

McGINLEY INNOVATIONS
JOSEPH McGINLEY, CEO

The medical device industry is more typically associated with bio hubs such as San Diego and Boston, but now you can also add Casper, Wyoming, to the list, as the home of McGinley Orthopaedic Innovations. The company currently has more than 60 patents pending as it continues to look at how it can apply principles of engineering and design to medicine—notably in its flagship product, IntelliSense Drill Technology, which is increasingly being used around the country to improve standard surgeries with sensing technology that stops automatically when drilling through bone, while providing surgeons with information about the exact screw size required.

"I'd like our company to be known as the most innovative medical device company in the industry," says founder and CEO Dr. Joseph McGinley. "The goal is to make surgeries safer, to improve the healthcare system, and also reduce the cost by making things more efficient and more effective for the patient."

Join our Team
Current Investment Opportunity

- Private Round, Regulation D - 506(c), Target - $5M
  - $23.5 M raised to date in prior rounds, no institutional funding
  - Round will be closing in the coming months
  - Grow sales team and increase presence at trade shows
  - Peer reviewed research projects
  - Commercialization of additional products

Invest now

Regulation D, Rule 506(c) requires issuers to verify the accredited investor status of any person the issuer sells securities to pursuant to that exemption from registration.

Long-Term Growth Strategies
REG A+

- Investment Goals
  - Sales growth: IntelliSense Drill, Lever Action Plates
  - Product development: Pin Pilot, Bone Saw, Navigation
  - Increase competitiveness in the orthopedic market
  - Global expansion and marketing


Mechanically
Restores
Volar Tilt
and
Supports
Fracture
LEVER ACTION
PLATE SYSTEM

REG A+ Disclaimer

This communication may be deemed to be a solicitation of interest under Regulation A under the Securities Act of 1933, in which case the following apply to the anticipated Regulation A offering:

- No money or other consideration is being solicited, and if sent in response, will not be accepted;
- No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date;
- A person's indication of interest involves no obligation or commitment of any kind; and
- An offering statement, which would include a preliminary offering circular, has not yet been filed with the SEC.

Global Market Potential

- Total - $7.3B
  - Orthopedic power tools - $1.3B
  - Orthopedic implants - $5.2B
    - $462M distal radius, $217M tibial plateau
  - Orthopedic robotics - $767M
- McGinley Products:
  - Current – IntelliSense Drill Technology®, Lever Action Plate System® for Distal Radius, Universal Chuck Set, Revolver Drill Bit Guide, Equalizer
  - Development –Navigation, Pin Pilot, Spine, Bone Saw, High Speed Burr, Lever Action Plates (tibial plateau, talar dome, femoral neck), Artificial Intelligence, Inventory Management



Potential Investment Benefits

- Help change the “Standard of Care” in orthopedics
- Company headquartered in an opportunity zone
- Qualified Small Business Stock
- Significant potential ROI


intellisense

Exit Strategy

Position for acquisition

Continued organic growth

Public offering – Reg A+, SPACs, IPO

Clear strategic partners:

Johnson & Johnson	Stryker	Zimmer
Globus	Medtronic	NuVasive



Surgeon and Patient Support

Summary

- **Market potential**
- **Disruptive technology**
- **Patient safety, value and efficiency**
- **Change the Standard of Care**
- **Make a difference today!**

Invest now

www.mcginleyorthopedics.com